PHARMACYCLICS, INC.
Restricted Stock Unit Agreement
Granted under Amended and Restated 2004 Equity Incentive Award Plan (“Plan”)
NOTICE OF GRANT
This Restricted Stock Unit Agreement (this “Agreement”) is made as of the Agreement Date between Pharmacyclics, Inc. (the “Company”), a Delaware corporation, and the Participant.
I.    Agreement Date
Date:

II.    Participant Information
Participant:
Participant Address:

III.    Grant Information
Grant Date:
Restricted Stock Units:

IV.    Vesting

For purposes of this Agreement, the term “vest” shall mean, with respect to any Restricted Stock Units, that such Restricted Stock Units are no longer subject to forfeiture to the Company.
In the event of the Participant’s change in status from Employee, Consultant or Director to any other status of Employee, Consultant or Director, the determination of whether such change in status results in a termination of Continuous Service will be determined in accordance with Section 409A of the Code.
This Agreement includes this Notice of Grant and the following General Terms and Conditions (attached as Exhibit A), which are expressly incorporated by reference in their entirety herein. Any term capitalized, but not defined in this Agreement shall have the meaning set forth in the Plan.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Agreement Date.

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PHARMACYCLICS, INC.	PARTICIPANT

Name:	Name:
Title:

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EXHIBIT A

GENERAL TERM AND CONDITIONS
I.Agreement. The purpose of this Agreement, which evidences the Award, is to inform the Participant of the number of Restricted Stock Units being awarded, when those Restricted Stock Units will generally vest, and certain other important aspects of the Plan. A Plan document dated October 25, 2011 is attached, which will provide the Participant with details regarding the Plan and will govern all aspects of its administration. To the extent there is any difference between this Agreement and the terms of the Plan, the terms of the Plan shall govern. The Agreement is not, nor is it intended to be, a stock certificate of the Company.
II.    Forfeitures. Notwithstanding anything contained herein to the contrary, the contingent right of Participant to receive shares underlying the Restricted Stock Units hereunder shall be forfeited upon the Participant’s separation from service with the Company.
III.    Clawback. The Restricted Stock Units are subject to any clawback policies by the Compensation Committee from time to time in effect.
IV.    Amount of Distribution. The amount of the distribution upon which a Participant shall be taxed is the value of a Restricted Stock Unit on the vesting date, multiplied by the Participant’s vested percentage under Section IV of the Notice of Grant, and the number of Restricted Stock Units set forth in Section III of the Notice of Grant.
V.    Form of Distribution. Single sum distribution of shares of Stock.
VI.    Timing of Distribution. A Participant will receive his shares of common stock of the Company within 10 business days of vesting in the specified percentage of Restricted Stock Units, subject to a Participant satisfying all tax obligations determined by the Company in its sole discretion.
VII.    Taxes & Withholding - The Company may withhold or cause to be withheld from any or all distributions under the Plan such amounts or such shares as are necessary to satisfy all federal, tax and local withholding tax requirements related thereto. The Company may require a Participant to pay such sum to the Company or sell such shares as may be necessary to discharge the Company’s obligations with respect to any taxes imposed on the Participant on account of his or her participation in the Plan. In the discretion of the Company, the Company may deduct or withhold such sum from any payment or distribution to the Participant, whether pursuant to the Plan or otherwise.

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VIII.    Non-Transferable. The Restricted Stock Units shall be neither transferrable nor assignable by the Participant other than (i) by will or by the laws of descent and distribution following Participant’s death or (ii) pursuant to a divorce order.
IX.    Amendment. The Compensation Committee has the right to amend this Award but no such modification shall adversely affect in any material way this Award.
X.    Sole Agreement. The Agreement is the entire agreement between the parties, and any and all prior oral and written representations are merged in this Agreement.
XI.    Governing Law. The interpretation, performance, and enforcement of the Agreement shall be governed by the laws of the State of Delaware without report to that State’s conflict of interest rules.
XII.    Anti-Dilution - In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other changes affecting the outstanding common stock as a whole without the Company’s receipt of consideration if the Board shall determine, in its sole discretion, that such change equitably requires an adjustment in the number of Restricted Stock Units or any adjustment in the method of valuation, such adjustment shall be made by the Board and shall be conclusive and binding for all purposes of the Plan.
XIII.    No Right to Continued Service or Employment. Nothing herein shall be construed to confer upon the Participant the right to continue in the employ or to provide services to the Company or any Affiliate, whether as an employee or as a contractor, consultant or director, or interfere with or restrict in any way the right of the Company or any subsidiary or affiliate to discharge the Participant as an employee, contractor, consultant or director at any time.
XIV.    Shareholder Rights. A Participant shall not be entitled to any voting rights or to any dividends with respect to any Restricted Stock Units issued hereunder nor have any liquidation rights with respect thereto. In addition, nothing contained herein shall afford a Participant, as the holder of Restricted Stock Units, any other right of a shareholder of the Company including, without limitation, the right to inspect the books of the Company or to institute suit on its behalf.
XV.    Right to Future Awards. A Participant’s eligibility for an award with respect to one year shall not be deemed to create or confer on the Participant any right to a grant in any other year, or any benefit or payment in any similar plan or program that may be established by the Company, in respect of any other year.

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XVI.    Nature of Payments. Restricted Stock Units shall not be taken into account in computing the compensation of the Participant for purposes of determining any benefit under (i) any pension, retirement or profit sharing plan of the Company, or (ii) any bonus, life insurance or other employee benefit plan of the Company or (iii) any agreement between the Company and the Participant, except as such plan or agreement shall expressly provide.
XVII.    Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:
(a)    Notice to the Company shall be addressed and delivered as follows:

Richard Love, Esq.
General Counsel
Pharmacyclics, Inc.
995 East Arques Avenue
Sunnyvale, California 94085
(b)    Notice to the Participant shall be addressed and delivered as set forth on the signature page to his Notice of Grant.
XVIII.    Participant Acknowledgment. The Participant acknowledges receipt of a copy of the Plan, which is annexed hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this grant subject to all the terms and provisions thereof.
XIX.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefits of, and be binding upon the Company and its successors and assigns and the Participants, the Participant’s assigns and legal representatives, heirs and legatees of the Participant’s estate.
XX.    Construction. This Agreement and the Restricted Stock Units evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan, and is further subject to all interpretations, amendments, rules, regulations, policies and procedures which may from time to time be promulgated and adopted pursuant to the Plan. All decisions of the Compensation Committee with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the provisions of the Plan shall govern.

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XXI.    Separability. If any term of other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision if invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.
XXII.    Headings. The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.
XXIII.    Counterparts. This Agreement may be executed in counterparts, including facsimile and electronic transmission counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.
XXIV.    Remedies. In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived.
XXV.    Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled, or terminated by the Company at any time in its discretion.
XXVI.    ERISA. This Award is not intended to be an “employee pension benefit plan” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and therefore it not subject to the requirements of such statute on the regulations promulgated thereunder.
XXVII.    Cancellation of Units. The Company may, with the Participant’s written consent, cancel any Restricted Stock Units awarded to the Participant under this Award. In the event of such cancellation, all of the Participant’s rights as a former holder of such Restricted Stock Units with respect to such cancelled Restricted Stock Units shall terminate.

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XXVIII.    Beneficiaries. The Participant may designate a beneficiary or beneficiaries under this Award at any time and in the manner as designated by the Compensation Committee. Notwithstanding the foregoing, no designation of beneficiary shall be valid unless in writing, signed by the Participant, dated, and filed with the Compensation Committee. Beneficiaries may be changed without the consent of prior beneficiaries. In the absence of any effective designation by the Participant, or if the designation by the Participant is lost or destroyed, the Participant’s estate shall be the beneficiary. A beneficiary may disclaim his or her benefits in accordance with the Internal Revenue Code Section 2518.

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